GEMSTAR RESOURCES LTD.

                  Financial Statements
                  For the Three Month period ended April 30, 2003
                  (Prepared in Canadian dollars)

GEMSTAR RESOURCES LTD.
Balance Sheet
April 30, 2003
(Prepared in Canadian dollars)

--------------------------------------------------------------------------------------------------------------
                                                                                    April 30,      January 31,
                                                                                        2003             2003
--------------------------------------------------------------------------------------------------------------

Assets

Current assets
     Cash                                                                   $           1,952    $       1,854
     Prepaid                                                                        152,000            152,000
     GST receivable                                                                     1,790            1,790
--------------------------------------------------------------------------------------------------------------

     Total current assets                                                             155,742          155,644

Resource Assets (Note 1)                                                                4,206              ---

Deposits                                                                                6,900            6,900

--------------------------------------------------------------------------------------------------------------

  Total assets                                                              $         166,848    $     162,544
==============================================================================================================

Liabilities and Shareholders' Deficit

Current liabilities
     Accounts payable and accrued liabilities                               $         218,357    $     205,883


Loans Payable                                                                         622,998          617,302
--------------------------------------------------------------------------------------------------------------
                                                                                      841,355          823,185

Shareholders' deficit
     Share Capital                                                                  1,119,846        1,119,846
     Deficit                                                                       (1,794,353)     (1,780,487)
--------------------------------------------------------------------------------------------------------------

     Total shareholders' deficit                                                     (674,507)        (660,641)

--------------------------------------------------------------------------------------------------------------
Total liabilities and shareholders' deficit                                 $         166,848    $     162,544
==============================================================================================================


GEMSTAR RESOURCES LTD.
Statement of Operations and Deficit For the Three Month period ended April 30, 2003 (Prepared in Canadian dollars)


--------------------------------------------------------------------------------------------------------------
                                                                                  Three Month      Three Month
                                                                                     April 30,        April 30,
                                                                                         2003             2002
--------------------------------------------------------------------------------------------------------------

EXPENSES

Advertising                                                               $               ---    $         137
Bank charges and interest                                                                 213              101
Consulting                                                                              1,035              ---
Management fees                                                                         7,500            7,500
Office                                                                                  4,718            4,788
Professional fees                                                                         400              ---
Transfer Agent                                                                            ---              147
Travel                                                                                    ---               45
--------------------------------------------------------------------------------------------------------------
                                                                                       13,866           12,718
--------------------------------------------------------------------------------------------------------------

NET LOSS FOR THE PERIOD                                                               (13,866)         (12,718)
DEFICIT, BEGINNING OF PERIOD                                                       (1,780,487)      (1,518,055)
--------------------------------------------------------------------------------------------------------------

DEFICIT, END OF PERIOD                                                    $        (1,794,353)  $   (1,530,773)

==============================================================================================================


LOSS PER SHARE:
Basic and diluted                                                                     $ (0.01)         $ (0.01)


WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic and diluted                                                                   5,652,000        5,652,000


GEMSTAR RESOURCES LTD.
Statement of Cash Flows
For the Three Month period ended April 30, 2003
(Prepared in Canadian dollars)

--------------------------------------------------------------------------------------------------------------
                                                                                  Three Month      Three Month
                                                                                     April 30,        April 30,
                                                                                         2003             2002
--------------------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES

Net loss for the period                                                   $          ( 13,866)  $      (12,718)

Net Changes in non-cash working capital items:

     Accounts payable                                                                  12,474           12,208
     GST receivable                                                                       ---              (40)
--------------------------------------------------------------------------------------------------------------
Cash used in operating activities                                                      (1,392)            (550)
--------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES

     Increase in resource assets                                                       (4,206)             ---
--------------------------------------------------------------------------------------------------------------
     Cash used in investing activities                                                 (4,206)             ---
--------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES

     Loans payable, net                                                                 5,696          135,500
--------------------------------------------------------------------------------------------------------------
     Cash provided by financing activities                                              5,696          135,500
--------------------------------------------------------------------------------------------------------------

INCREASE IN CASH DURING THE PERIOD                                                         98          134,950

CASH, BEGINNING OF THE PERIOD                                                           1,854              308
--------------------------------------------------------------------------------------------------------------

CASH, END OF THE PERIOD                                                   $             1,952    $     135,258
==============================================================================================================


SUPPLEMENTARY CASH FLOW INFORMATION:

Cash paid in the period for:

     Interest expense                                                                   $ 159             $ 50
     Income taxes                                                                       $ ---             $ --


GEMSTAR RESOURCES LTD.
Notes to the Financial Statements
April 30, 2003
(Prepared in Canadian dollars)
--------------------------------------------------------------------------------



Interim Reporting

While the information presented in the accompanying interim three month to April 30, 2003 financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented.



Significant Accounting Policies

In the opinion of management the unaudited quarterly financial statements reflect all adjustments consisting only of normal recurring adjustments, necessary to present fairly the financial position at April 30, 2003, the results of operations and changes in cash flows for the three month period ended April 30, 2003, in accordance with accounting principles generally accepted in Canada. These financial statements should be read in conjunction with the company's financial statements and notes thereto related to the year ended January 31, 2003.



Notes to the Financial Statements


1.   Resource Assets

     --------------------------------------------------------------------------
                                                      April 30,     January 31,
                                                           2003            2003
     --------------------------------------------------------------------------

     Acquisition Costs

     Dotted Lake Property, Ontario             $          4,206   $     200,000


     Deferred Exploration Costs

     Dotted Lake Property, Ontario                          ---             ---

     Write off of Mineral Property                          ---        (200,000)
     --------------------------------------------------------------------------
                                                $         4,206   $         ---
     --------------------------------------------------------------------------

GEMSTAR RESOURCES LTD.
Notes to the Financial Statements
April 30, 2003
(Prepared in Canadian dollars)
--------------------------------------------------------------------------------


2.   United States Generally Accepted Accounting Principles

     These financial statements have been prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP"), which differ in certain respects from those principles and practices that the Company would have followed had its financial statements been prepared in accordance with generally accepted accounting principles in the United States ("US GAAP"). The Company is considered to be an exploration stage company under US GAAP. Comprehensive earnings are the same as net earnings under US GAAP for all periods presented. The following summarizes the significant differences between Canadian GAAP and US GAAP as they relate to the Company:


     (a) Mineral Properties:

     Under Canadian GAAP applicable to junior exploration companies, mineral exploration expenditures related to mineral property interests may be initially capitalized if such costs have the characteristics of property, plant and equipment and that capitalization is appropriate to its circumstances. Under US GAAP, all mineral property acquisition costs and exploration expenditures are expensed until an independent feasibility study has determined that the property is capable of economic commercial production


     (b) Recent Accounting Pronouncements:

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The requirements of SFAS No. 150 apply to issuers' classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract. SFAS No. 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

GEMSTAR RESOURCES LTD.
Notes to the Financial Statements
April 30, 2003
(Prepared in Canadian dollars)
--------------------------------------------------------------------------------

2.   United States Generally Accepted Accounting Principles (Continued):


     (b) Recent Accounting Pronouncements:

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition provisions of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The disclosure provisions of SFAS No. 148 are effective for financial statements for interim periods beginning after December 15, 2002. The Company adopted SFAS No. 148 on February 1, 2003 and as the Company has not granted stock options for the prior three fiscal years, its impact did not have a material effect on the Company's results of operations or financial position.

     In June, 2002, FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. The Company adopted SFAS No. 146 on January 1, 2003 and its impact did not have a material effect on its financial position or results of operations.

     FASB has also issued SFAS No. 145, 147 and 149 but they will not have any relationship to the operations of the Company therefore a description of each and their respective impact on the Company's operations have not been disclosed.

     The effect of differences in accounting under Canadian GAAP and US GAAP on the statements of loss are as follows:

     -----------------------------------------------------------------------------------------
                                                                  April 30,          April 30,
                                                                      2003               2002
     -----------------------------------------------------------------------------------------
     Net loss for the period, under Canadian GAAP                $  (13,866)       $  (12,718)
     Difference in accounting for mineral property costs             (4,206)              ---
     -----------------------------------------------------------------------------------------

     Net loss for the year, under US GAAP                        $  (18,072)       $  (12,718)
     -----------------------------------------------------------------------------------------


     Net loss for the year under US GAAP per common share:

     Basic and diluted                                           $    (0.01)       $    (0.01)


GEMSTAR RESOURCES LTD.
Notes to the Financial Statements
April 30, 2003
(Prepared in Canadian dollars)
--------------------------------------------------------------------------------


3.   United States Generally Accepted Accounting Principles (Continued):

     The effect of the differences in accounting under Canadian GAAP and US GAAP on the balance sheets are as follows:

     ---------------------------------------------------------------------------------------------------------
                                                       April 30, 2003                     January 31, 2003
                                                       --------------                    -----------------
                                                  Canadian    United States          Canadian    United States
                                                      GAAP             GAAP              GAAP             GAAP
     ---------------------------------------------------------------------------------------------------------
     Current assets                             $  155,742       $  155,742        $  155,644       $  155,644
     Resource assets                                 4,206              ---               ---              ---
     Deposits                                        6,900            6,900             6,900            6,900
     ---------------------------------------------------------------------------------------------------------

                                                $  166,848       $  162,642        $  162,544       $  162,544
     ---------------------------------------------------------------------------------------------------------

     Current liabilities                        $  218,357       $  218,357        $  205,883       $  205,883
     Loans payable                                 622,998          622,998           617,302          617,302
     Share Capital                               1,119,846        1,119,846         1,119,846        1,119,846
     Deficit                                    (1,794,353)      (1,798,559)       (1,780,487)      (1,780,487)
     ---------------------------------------------------------------------------------------------------------
                                                $  166,848       $  162,642        $  162,544       $  162,544
     ---------------------------------------------------------------------------------------------------------


     The effect of the differences in accounting under Canadian GAAP and US GAAP on the statements of cash flows are as follows:

     ------------------------------------------------------------------------------------------
                                                                   April 30           April 30,
                                                                       2003              2002
     ------------------------------------------------------------------------------------------

     Cash used in operating activities,
        under Canadian GAAP                                       $  (1,392)       $  (12,718)
     Difference in accounting for mineral property costs             (4,206)              ---
     -----------------------------------------------------------------------------------------
     Cash used in operating activities,
        under US GAAP                                             $  (5,598)       $      ---
     -----------------------------------------------------------------------------------------

     Cash used in investing activities,
        under Canadian GAAP                                       $  (4,206)       $      ---
     Difference in accounting for mineral property costs              4,206               ---
     -----------------------------------------------------------------------------------------
     Cash used in investing activities,
        under US GAAP                                             $     ---        $      ---
     -----------------------------------------------------------------------------------------

     Cash used in financing activities,
        under Canadian GAAP                                       $   5,696        $  135,500
     Difference in accounting for mineral property costs                ---               ---
     -----------------------------------------------------------------------------------------
     Cash used in financing activities,
        under US GAAP                                              $  5,696        $  135,500
     -----------------------------------------------------------------------------------------
